Exhibit 99.1

Press Release

Assured Guaranty Ltd. Announces Closing of $250 Million Common Equity Investment by WL Ross & Co. Funds

Hamilton, Bermuda, April 8, 2008 — Assured Guaranty Ltd. (NYSE: AGO) (“Assured” or “the Company”) announced today that investment funds managed by WL Ross & Co. LLC (“WL Ross”) have purchased 10,651,896 shares of the Company’s common equity at a price of $23.47 per share, resulting in proceeds to the Company of $250.0 million.  The commitment to purchase these shares was previously announced on February 29, 2008 and was subject to regulatory approvals and other customary conditions.

In addition, Assured announced that Wilbur L. Ross, Jr., President and Chief Executive Officer of WL Ross, has been appointed to the Board of Directors of Assured to serve a term expiring at the Company’s 2009 annual general meeting of shareholders.  Mr. Ross’s appointment will be effective immediately following the Company’s 2008 annual general meeting of shareholders, which is scheduled to be held on May 8, 2008.

“I am pleased to welcome Mr. Ross to our Board. His market knowledge and presence will further complement our extremely strong Board of Directors,” commented Dominic Frederico, Chief Executive Officer and President of Assured Guaranty Ltd.  “Assured continues to see strong new business opportunities in all of our markets and expects a record new business production year in 2008 for our direct financial guaranty business.”

Wilbur Ross added, “We are delighted that the regulators approved our transaction so promptly and are greatly impressed by Assured’s dramatic gains in market share in 2008.”

As previously announced on February 29, 2008, WL Ross has a remaining commitment through April 8, 2009 to purchase up to $750 million of Assured’s common equity, at Assured’s option, subject to the terms and conditions of the investment agreement with the Company dated February 28, 2008, which was previously included as Exhibit 10.68 to the Company’s annual 10-K filing with the Securities and Exchange Commission dated December 31, 2007.

Assured Guaranty Ltd. is a publicly-traded Bermuda-based holding company.  Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, structured finance and mortgage markets.  More information on the Company and its subsidiaries can be found at www.assuredguaranty.com.

Cautionary Statement Regarding Forward-Looking Statements:

Any forward-looking statements made in this press release reflect the Company’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements.  For example, the Company’s forward looking statements, including its statements regarding new business opportunities and new business production, could be affected by many events.  These events include a significant reduction in the amount of reinsurance ceded by one or more of our principal ceding companies, rating agency action such as a ratings downgrade, difficulties with the execution of the Company’s business strategy, contract cancellations, developments or volatility in the world’s financial and capital markets, more severe or frequent losses associated with products affecting the adequacy of the Company’s loss reserves, changes in regulation or tax laws, governmental actions, natural catastrophes, the Company’s dependence on customers, decreased demand or increased competition, loss of key personnel, technological developments, the effects of mergers, acquisitions and divestitures, changes in accounting policies or practices, changes in general economic conditions, other risks and uncertainties that have not been identified at this time, management’s response to these factors, and other risk factors identified in the Company’s filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the dates on which they are made.  The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise.

Assured Contact Information:

Investors:

Sabra R. Purtill, CFA

Managing Director, Investor Relations & Strategic Planning

212-408-6044

441-278-6665

spurtill@assuredguaranty.com

Media:

Dawn Dover
Kekst and Company Incorporated
212-521-4817

dawn-dover@kekst.com

For additional information regarding WL Ross & Co. LLC, please contact:

Wilbur Ross

Chairman and Chief Executive Officer

WL Ross & Co. LLC

212-826-2111

wlross@wlross.com